Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the accompanying Annual Report on Form 10-K of Financial Federal Corporation for the year ended July 31, 2004, the undersigned officer, being the Chief Executive Officer of Financial Federal Corporation, hereby certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) such Annual Report on Form 10-K for the year ended July 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Annual Report on Form 10-K for the year ended July 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of Financial Federal Corporation.

     A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.



October 4, 2004                  /s/ Paul R. Sinsheimer
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Date                             Paul R. Sinsheimer
                                 Chief Executive Officer and President